Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated February 26, 2021 relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form F-1 (No. 253631) of Connect Biopharma Holdings Limited. We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form F-1 (No. 253631) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

March 18, 2021